Exhibit 10(iv)

                            REPRESENTATION AGREEMENT

      AGREEMENT made this 1st day of May, 1997 by and between TCKTS, L.L.C. dba Bristol Media, Ltd. ("Bristol") and SoundWorks International, Inc., a Nevada corporation ("the Company").

      WITNESS THAT:

      WHEREAS, THE Company is seeking to be a publicly held company and will apply to have its common stock trade on the "over the counter" market called NASD's "Electronic Bulletin Board", and

      WHEREAS, the Company is desirous of acquiring SoundWorks USA, Inc., which the Company believes has the potential to become sufficiently profitable to make a successful public company, and

      WHEREAS, the Company desires to publicize itself with the intentions of making its name and business better known to shareholders, brokerage houses, and the financial community and desires to find sources of venture capital, and

      WHEREAS, Bristol as an independent contractor, is willing to accept the Company as a client acting in the capacity as consultant, and

      WHEREAS, Bristol is willing to undertake to make back-to-back representation agreements with its contractors as follows: Toby Investments, L.L.C. (sales and presentation materials along with public relations); 4 Point Lake, L.L.C. (corporate and securities compliance and documentation); and XXX Enterprises Corp. (provide and work with brokers, market makers and venture capital providers),

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

      1. ENGAGEMENT: The Company hereby engages Bristol to create a broker package and to publicize the Company to brokers, market makers, prospective investors and


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            shareholders described in paragraph 2 of this Agreement, and subject to the further provisions of this Agreement. Bristol hereby accepts the Company as a client and agrees to publicize the Company as described in paragraph 2 of this Agreement and to assist the Company in finding sources of venture capital.

      2.    MARKETING PROGRAM: Consists of the following components:

            A. Bristol will review and analyze all aspects of the Company's goals and make recommendations on feasibility and achievement of the desired goals.

            B. Bristol will review all of the general information and recent filings from the Company and produce a Corporate profile in brokerage style format to be approved by the Company prior to circulation.

            C. Bristol will provide, through its network of firms and brokers interested in participating (becoming an active market maker), the necessary due diligence and obtain the required approvals necessary for those firms to participate. Bristol will also interview and make determinations on any firms or brokers referred to it by the Company with regard to their participation.

            D. Bristol will be available to the Company to field any calls from firms and brokers inquiring about the Company. Bristol will only provide information which is otherwise available to the public.

            E. Bristol will perform its required duties in a responsible and legal manner in accordance with state and federal securities acts.

            F. Bristol will not make any statements or disseminate and information about the Company that is not verified by the Company in advance.

            G. Bristol will complete negotiations with a NASD registered broker dealer to act as the Placement Agent or with the Company itself to act as its own placement agent for a possible public offering or private placement of the Company's securities on terms agreeable to the Company if such a need for venture capital is warranted.

            H. Bristol will provide back to the company periodic status reports in its efforts as consultant to the Company, providing disclosure as to firms interested in participating as investors, market makers and/or broker dealers, along with contact person, contact number and other information relevant to Bristol in its capacity to the Company.


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      3.    TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon the execution of this Agreement and shall continue until completion, which generally is expected to occur within sixteen months.

      4. BRISTOL'S CONTRACTORS: Bristol agrees to sign back-to-back Representation Agreements with its three contractors: Toby Investments, L.L.C. to provide sales and presentation materials along with public relations; 4 Point Lake, L.L.C. to provide corporate and securities compliance consulting and documentation; and XXX Enterprises Corp. to provide and work with brokers, market makers and venture capital providers.

      5. COMPENSATION AND EXPENSES: In consideration of the services to be performed by Bristol in arranging for the reverse takeover of SoundWorks USA, Inc., and in providing investor relations services, the Company agrees to pay compensation to Bristol's contractors in the amount of four hundred thousand shares (400,000) of its new Rule 144 restricted common stock, and agrees to pay Bristol $4,000 per month commencing upon completion of the acquisition of SoundWorks USA, Inc. In addition, the Company will issue one year warrants to Bristol's contractors to purchase one million shares (1,000,000) of the Company's Reg D 504 Offering at $0.50 per share.

      6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to Bristol, each such representation and warranty being deemed to be material, that:

            A. The Company will cooperate fully and timely with Bristol to enable Bristol to perform its obligations under the contract.

            B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law;

            C. The performance by the Company of this Agreement will not violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

            D. The Company will promptly deliver to Bristol a complete due diligence package to include the latest annual Report, including financial statements, last twelve months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, and news worthy events.

            E. The Company will promptly deliver to Bristol a list of names, addresses and phone numbers of all shareholders of the Company of which it is aware.


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            F.    The Company will promptly deliver to Bristol a list of
                  investors, brokers and market makers of the company's securities which are interested in the Company.

            G. Because Bristol will rely upon information to be supplied it by the Company, all such information shall be true, accurate, and not misleading, in all respects to the best knowledge and belief of the Company.

            H. The Company will act diligently and promptly in reviewing materials submitted to it by Bristol to enhance timely distribution of the materials and will inform Bristol of any inaccuracies contained therein prior to the projected publication date.

      7. DISCLAIMER BY BRISTOL: BRISTOL WILL BE SUPERVISOR OF CERTAIN PROMOTIONAL MATERIALS. BRISTOL MAKES NO REPRESENTATION THAT: (A) ITS SERVICES WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY, (B) THE PRICE WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY AS A RESULT OF THE CONTRACT, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

      8. OWNERSHIP OF MATERIALS: All right, title and interests in and to materials to be produced by Bristol in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of Bristol, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive, upon written request, one (1) copy of all such materials.

      9. CONFIDENTIALITY: Until such time as the same may become publicly known, Bristol agrees that any information provided to it by the Company of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement and upon completion of its services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Bristol will, however, require Confidentiality Agreements from its own employees and from contractors Bristol reasonably believes will come into contact with confidential material.

      10. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national overnight courier. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after mailed or delivered to such courier services.


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                         NOTICES SHALL BE ADDRESSED TO:

            TCKTS, L.L.C. dba Bristol Media, Ltd.
            19239 Aurora Avenue North
            Shoreline, WA 98133-3930
            Tel: (206) 546-9660
            Fax: (206) 533-1156

                  and

            SoundWorks International, Inc.
            P.O. Box 4608
            Rolling Bay, WA 98061-0608
            Tel: (206) 780-0857
            Fax: (206) 780-0859

      11.   MISCELLANEOUS:

            A.    EFFECTIVE DATE OF REPRESENTATIONS: May 1, 1997

            B. GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Washington where the Company is currently transacting business and where this Agreement has been accepted by Bristol. Securities matters will be interpreted pursuant to various state and federal laws.

            C. CURRENCY: In all instances, references to dollars shall be deemed to be United States of America dollars.

            D. MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

      12. MUTUAL INDEMNIFICATION: The parties to this Agreement agree to indemnify and hold harmless the other party from any cause of action, claim liability, damage or penalty suffered as a result to the judgment of misstatement of fact, of failure to state a fact is material to the judgment of potential investors or to the conduct of the other party which liability, claim, damage or penalty results from the act or actions, or failure to act or disclosure of the other party.


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TCKTS, L.L.C.                           SOUNDWORKS
Dba BRISTOL MEDIA, LTD.                 INTERNATIONAL, INC.

By______________________________        By______________________________________
Its_____________________________        Its_____________________________________
Date____________________________        Date____________________________________


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